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                                                                  Exhibit 99.(d)

                                    EXHIBIT D

                         NOTICE OF WITHDRAWAL OF TENDER

                             Regarding Interests in

            CSFB ALTERNATIVE CAPITAL MULTI-STRATEGY MASTER FUND, LLC
                   Tendered Pursuant to the Offer to Purchase
                                Dated May 3, 2005


                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                    AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
                            RECEIVED BY PFPC INC. BY,
                 12:00 MIDNIGHT, EASTERN TIME, ON MAY 31, 2005,
                          UNLESS THE OFFER IS EXTENDED.


                Complete This Notice of Withdrawal And Return To:

            CSFB Alternative Capital Multi-Strategy Master Fund, LLC,
                                  c/o PFPC Inc.
                                  P.O. Box 219
                               Claymont, DE 19703

                      Attention: Tender Offer Administrator
                              Phone: (800) 348-1824
                               Fax: (302) 791-2790

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Ladies and Gentlemen:

     The undersigned wishes to withdraw the tender of its outstanding units of interest in CSFB Alternative Capital Multi-Strategy Master Fund, LLC (the "Fund"), or the tender of a portion of such interest, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated ____________.

     Such tender was in the amount of:

          / /    The undersigned's entire outstanding units of interest.

          / /    A portion of the undersigned's outstanding units of interest expressed as a specific dollar value.

          $___________________

     The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the interest in the Fund (or portion of such interest) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS                    FOR OTHER INVESTORS:
AND JOINT TENANTS:


-----------------------------------         ------------------------------------
Signature                                   Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY
AS APPEARED ON SUBSCRIPTION
AGREEMENT)


-----------------------------------         ------------------------------------
Print Name of Investor                      Signature
                                            (SIGNATURE OF OWNER(S) EXACTLY AS
                                            APPEARED ON SUBSCRIPTION
                                            AGREEMENT)


-----------------------------------         ------------------------------------
Joint Tenant Signature if necessary         Print Name of Signatory and Title
(SIGNATURE OF OWNER(S) EXACTLY
AS APPEARED ON SUBSCRIPTION
AGREEMENT)


-----------------------------------         ------------------------------------
Print Name of Joint Tenant                  Co-signatory if necessary (SIGNATURE
                                            OF OWNER(S) EXACTLY AS APPEARED ON
                                            SUBSCRIPTION AGREEMENT)

                                            ------------------------------------
                                            Print Name and Title of Co-signatory


Date:
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